EXHIBIT 10.27

                            CONVERTIBLE DEMAND NOTE

                   THIS NOTE HAS NOT BEEN REGISTERED UNDER THE
                 SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT
                  BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF
                EXCEPT WHILE SUCH A REGISTRATION IS IN EFFECT OR
                   PURSUANT TO AN EXEMPTION FROM REGISTRATION
                                 UNDER SAID ACT

                               AURA SYSTEMS, INC.
                                 as the Borrower

$60,000.00                                               El Segundo, California
                                                              February 24, 2003


     FOR VALUE RECEIVED, the undersigned, AURA SYSTEMS, INC., a Delaware corporation (herein called the "Borrower"), whose principal office is located at 2335 Alaska Avenue, El Segundo, California 90245, hereby irrevocably and unconditionally promises to pay to the order of ARIES GROUP, LTD. (the
"Holder"), at 12100 Wilshire Boulevard, Suite 705, Los Angeles, California 90025, or to its successors and registered assigns, in lawful money of the United States of America, in immediately available funds, the principal sum of Sixty Thousand Dollars ($60,000.00) plus all accrued and unpaid interest, all on demand, but in no event later than May 31, 2003. Interest payable hereunder shall be calculated at the rate of five percent (5.00%) per annum on the principal amount outstanding on the basis of a 360-day year and the actual number of days elapsed. Accrued but unpaid interest shall be payable, in cash, on May 31, 2003.

     All amounts due hereunder shall be paid to the Holder in U.S. Dollars and in immediately available funds before 1:00 p.m., Los Angeles time, on demand, or, if later, on the due date, May 31, 2003, at:

                  Bank:                     US Bank
                  ABA Number:               122235821
                  Credit:                   Aries Group, Ltd.
                  Account Number:   153492113995

or as otherwise directed in writing by the Holder.

     This Note is issued in conjunction with the letter agreement dated January 27, 2003 which contemplated funding from investors represented by Holder as their agent (the "Investors") to be used to retire certain debts of Borrower. Per the terms of that agreement, the Investors and Borrower have agreed that this Note shall be converted into shares of Borrower's Convertible Redeemable Preferred Stock ("Preferred Stock") with each dollar of this Note being converted into $2.20 of Preferred Stock.

     In the event that any amount of principal of or interest on this Note is not paid when due, then interest on any such past due amount shall be payable at a rate per annum equal to the greater of the following: (i) fifteen percent (15%), or (ii) the rate announced by Citibank, N.A., New York branch, as of the relevant date as "prime" plus five percent (5%).

     Upon the occurrence of any default or breach by the Borrower under the Note, the entire principal amount hereof and the interest thereon to the date of payment shall become immediately due and payable without further notice, and the Borrower hereby waives all rights to notice and presentment.

     The Borrower hereby waives diligence, presentment, demand, protest and notice of every kind, and warrants to the Holder of this Note that, as to itself, all actions and approvals required for the execution and delivery of this Note as the legal, valid and binding obligation of the undersigned, enforceable in accordance with the terms hereof, have been duly taken and obtained. The non-exercise by the Holder of any of its rights hereunder in any particular instance shall not constitute a waiver thereof in that or any subsequent instance. A manually signed copy of this Note shall be evidence of the rights of the Holder of this Note. This Note shall be binding upon the Borrower and its successors and assigns and inure to the benefit of the holder of this Note and its successors and permitted assigns.

I.       REPRESENTATIONS AND WARRANTIES

          A. Borrower represents and warrants to the Holder that:

               (i) Borrower has all requisite corporate power and authority to deliver and perform its obligations under this Note.

               (ii) The execution, delivery, and performance by Borrower of this
                    Note has been duly authorized by all necessary corporate action of Borrower and does not and will not (A) contravene the terms of the Certificate of Incorporation or Bylaws of Borrower or result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease, or instrument to which Borrower is a party or by which it or its assets may be bound or affected, (B) violate any provision of any law, rule, regulation, order, writ, judgment, injunction, decree or like instrument binding on or affecting Borrower, or (C) result in, or require, the creation or imposition of any lien upon or with respect to any of the assets of Borrower.

               (iii)This  Note   constitutes   a  legal,   valid,   and  binding
                    obligation of Borrower, enforceable against Borrower in accordance with its terms.

               (iv) No authorization,  consent, approval, license, exemption of, or filing or registration with, any governmental authority, or approval or consent of any other person, is required for the due execution, delivery, or performance by Borrower of this Note, except for the filing of the Certificate of Designation attached hereto with the Delaware Secretary of State.

               (v) Borrower has a pre-existing relationship with Holder and, by reason of its business and financial experience, Borrower has the capacity to protect its own interests in connection with the Note and related transactions.


          B. Holder represents and warrants to Borrower that:

               (i) Holder is acquiring the shares (the "Securities") for its own account, for investment and not with a view to resale or distribution. Holder has not offered or sold any portion of its Securities and has no present intention of dividing its Securities with any third party or of reselling or otherwise disposing of any portion thereof either currently or after the passage of a fixed or determinable period of time or upon the occurrence of non-occurrence of any predetermined event or circumstance.

               (ii) Holder is aware that the Securities are speculative and that it may lose its entire investment and it can afford to bear the risks of an investment in Borrower's company ("Borrower" or the "Company"), including the risk of losing its entire investment.

               (iii) Holder:

                    (a) Has been provided an opportunity to obtain information concerning the Company and any other relevant matters as Holder has requested; and

                    (b)  Has been given the  opportunity to ask questions of and
                         receive   answers  from  the  Company   concerning  the
                         Securities.

               (iv) Holder is aware that it must bear the  economic  risk of its investment in the Securities for an indefinite period of time because: (1) the Securities have not been registered under the Securities Act of 1933, as amended (the "Act"), or qualified under the California Corporate Securities Law of 1968 or any other state securities laws, and therefore cannot be sold, assigned or otherwise disposed of unless appropriate exemptions from such registration or qualification requirements are available; (2) Borrower will place a legend on the certificates evidencing the Securities (unless and until a Registration Statement covering the Securities is in effect) stating that the Securities have not been registered under the Act or any state securities laws and setting forth the limitations on resale contained above and Borrower will also require that its registrar and transfer agent make a notation of such restrictions in its appropriate records and (3) there is no public market for Preferred Shares. Holder further understands and agrees that the Borrower will not honor any attempt by Holder to sell, transfer of otherwise dispose of the Securities in the absence of either an effective Registration Statement and qualification under applicable Blue Sky laws or exemptions therefrom.

               (v) Holder acknowledges that a legend will be placed on any certificates or instruments evidencing the Securities for as long as necessary to comply with the Act and applicable state securities laws.

               (vi) Holder is an  "accredited  investor" as such term is defined in Regulation D under the Act. Holder is knowledgeable and experienced with respect to investment matters such as a proposed purchase of Securities. Holder has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of this investment and has the capacity to protect its own interests in connection with this investment.

               (vii)Holder has  decided to acquire the  Securities  on the basis of its own independent investigation and has relied on no oral statements, representations or warranties of the Company, including its agents, consultants or employees, as to the quality of the investment in the Securities.

               (viii) Holder  shall be entitled to  registration  rights for the resale of the Securities on the terms set forth in the Company's Certificate of Designation as filed with the State of Delaware and subject to the letter agreement set forth above.

               (ix) In the event of a stock split,  reverse stock split or other recapitalization, appropriate adjustments shall be made in the number of shares and/or per share price in order to effect the intent and purpose of the applicable provisions

iI. Miscellaneous

          Notices. Notice to Holder shall be deemed to be provided on the day it is posted by email, fax and overnight mail to the Holder's address on file with Borrower. Holder shall use its best efforts to insure Holder actually receives on a timely basis any notice provided hereunder.

          Successors and Assigns. The rights and obligations of Borrower and the Holder of this Note shall be binding upon and inure to the benefit of the successors, assigns and transferees of the parties.

          Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of Borrower and the Holder.

          Assignment by Borrower. Neither this Note nor any of the rights, interests or obligations hereunder may be assigned, by operation of law or otherwise, in whole or in part, by Borrower, without the prior written consent of the Holder.

          Expenses; Waivers. If Borrower defaults in the performance of its obligations under this Note, then Borrower shall pay all costs and expenses incurred by Holder in connection with the collection of amounts due and the enforcement of Holder's rights hereunder and under the Security Agreement including, without limitation, reasonable attorneys' fees and costs.

          Consent to Jurisdiction. Borrower hereby irrevocably submits to the non-exclusive jurisdiction of the state and federal courts in and for the County of Los Angeles, California, for the purposes of any suit, action or proceeding arising out of or relating to this Note and hereby waives, and agrees not to assert in any such suit, action, or proceeding, any claim that it is not personally subject to the jurisdiction of such courts, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper. Borrower consents to process being served in any suit, action or proceeding by overnight mail, next business day delivery, by a commercially recognized overnight mail delivery service, of a copy thereof to Borrower at the address set forth on the first page of this Note, and Borrower agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this paragraph shall affect or limit any right to serve process in any other matter permitted by law.

          No Impairment. Borrower will not avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by Borrower, but will at all times in good faith carry out the provisions of this Note.

          Governing Law. This Note shall in all respects be governed by, and construed in accordance with, the laws of the State of California including all matters of construction, validity and performance, without reference to principles of conflicts of law.

          IN WITNESS WHEREOF, the Borrower has caused this Note to be duly executed by a duly authorized officer on the day and the year first above written.


                               AURA SYSTEMS, INC.



                       By:   /s/ David A. Rescino
                             --------------------
                             Name: David A. Rescino
                             Title: Senior VP / CFO